                                                                    Exhibit 99.1

NEWS RELEASE                                         FOR RELEASE APRIL 28, 2005
CONTACTS:                                            6 a.m. Eastern Time
Patty Frank, Investors, (513) 763-1992
Lori Dorer, Media, (513) 345-1685

             KENDLE REPORTS 17% INCREASE IN NET SERVICE REVENUES AND
            NEW BUSINESS AWARDS OF $73 MILLION FOR FIRST QUARTER 2005

     - FIRST QUARTER NET SERVICE REVENUES INCREASED 17% OVER FIRST QUARTER 2004 TO $47.7 MILLION

     - NEW BUSINESS AWARDS OF $73.0 MILLION UP 38% FROM $53.0 MILLION IN SAME QUARTER LAST YEAR

     - EPS OF $0.16 REPRESENTS SIGNIFICANT IMPROVEMENT OVER $0.05 PER SHARE REPORTED FOR FIRST QUARTER 2004

CINCINNATI, April 28, 2005 -- Kendle (Nasdaq: KNDL), a leading, global full-service clinical research organization, today reported first quarter 2005 financial results.

Net service revenues for first quarter 2005 were $47.7 million, an increase of 17% over net service revenues of $40.8 million for first quarter 2004. Earnings per share of $0.16 for the first quarter represents more than 200% growth from the $0.05 per share reported for the first quarter 2004.

Income from operations for first quarter 2005 was approximately $2.8 million, or 6% of net service revenues, compared to income from operations of less than $700,000 in first quarter 2004. Net income for the quarter was approximately $2.1 million, or $0.16 per diluted share, compared to net income of $673,000, or $0.05 per share, in first quarter 2004.

New business awards were a record $73 million for first quarter 2005. Contract cancellations for the quarter were $7 million. Total business authorizations, which consist of signed backlog and verbally awarded business, totaled an all-time Company high of $256 million at March 31, 2005, up nearly 32% from $194 million at March 31, 2004.

"Kendle delivered a very strong performance for the first quarter, converting robust sales into strong year-over-year revenue growth for our shareholders," said Candace Kendle, PharmD, Chairman and CEO. "Our revenue growth of 17% for the quarter is at the top end of analysts' projections for our industry and exceeds our peer group as a whole by 300 basis points. With this very promising start to the year, we have set the course for continued strong performance and improved profitability in 2005."

Net service revenues by geographic region for the first quarter were 57 percent in North America, 40 percent in Europe and 3 percent in the Asia-Pacific region. The top five customers based on net service revenues accounted for 39 percent of net service revenues for first quarter 2005 compared to 45 percent of net service revenues for first quarter 2004.

Reimbursable out-of-pocket revenues and expenses were $10.9 million for first quarter 2005 compared to $11.0 million in the same quarter a year ago.

Cash flow from operations for the quarter was a positive $4.1 million. Cash and marketable securities totaled $32.1 million, including $715,000 of restricted cash, and bank borrowings totaled $9.4 million at March 31, 2005. Days sales outstanding in accounts receivable were 44 and capital expenditures for first quarter 2005 totaled $1.6 million.

Kendle will host its first quarter 2005 conference call April 28, 2005, at 8:30 a.m. Eastern Time. The call will be broadcast live over the Internet and can be accessed at www.kendle.com. A replay of the Webcast will be available at www.kendle.com shortly after the call for on-demand replay through 5 p.m. Eastern Time on May 27, 2005.

ABOUT KENDLE

Kendle International Inc. (Nasdaq: KNDL) is among the world's leading global clinical research organizations. We deliver innovative and robust clinical development solutions -- from first-in-human studies through market launch and surveillance -- to help the world's biopharmaceutical companies maximize product life cycles and grow market share. With the expertise of our more than 1,700 associates worldwide, Kendle has conducted clinical trials or provided regulatory, pharmacovigilance and validation services in 70 countries. Additional information and investor kits are available upon request from Kendle, 1200 Carew Tower, 441 Vine Street, Cincinnati, OH 45202 or from the Company's Web site at www.kendle.com.

Information provided herein, which is not historical information, such as statements about prospective earnings, revenue and earnings growth, are forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All such forward-looking statements, including the statements contained herein regarding anticipated trends in the Company's business, are based largely on management's expectations and are subject to and qualified by risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include, without limitation, competitive factors and industry consolidation, outsourcing trends in the pharmaceutical and biotechnology industries, the Company's ability to manage growth and to continue to attract and retain qualified personnel, the Company's ability to complete additional acquisitions and to integrate newly acquired businesses, the Company's ability to penetrate new markets, the fixed price nature of contracts or the loss of large contracts, cancellation or delay of contracts, the progress of ongoing contracts, the ability to maintain existing customer relationships or enter into new ones, cost overruns, the Company's sales cycle, the effects of exchange rate fluctuations, and other factors described in the Company's filings with the Securities and Exchange Commission including Quarterly Reports on Form 10-Q and the Annual Report on Form 10-K. No assurance can be given that the Company will be able to realize the net service revenues included in backlog and verbal awards. Kendle believes that its aggregate backlog and verbal awards are not necessarily a meaningful indicator of future results. All information in this release is current as of April 28, 2005. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company's expectations.

                                       ###

                            Kendle International Inc.
                   Condensed Consolidated Statement of Income
                      (In thousands, except per share data)
                                   (Unaudited)

                                                           Three Months Ended
                                                               March 31,
                                                        ------------------------
                                                          2005           2004
                                                        --------       --------

Net service revenues                                    $ 47,687       $ 40,786
Reimbursable out-of-pocket revenues                       10,918         11,000
                                                        --------       --------
Total revenues                                            58,605         51,786
                                                        --------       --------

Costs and expenses:
  Direct costs                                            25,726         23,261
  Reimbursable out-of-pocket costs                        10,918         11,000
  Selling, general and administrative expenses            16,854         14,276
  Depreciation and amortization                            2,258          2,299
  Severance and office consolidation costs                  --              254
                                                        --------       --------
  Total costs and expenses                                55,756         51,090
                                                        --------       --------

Income from operations                                     2,849            696

Other income (expense):
  Interest expense                                          (147)          (214)
  Interest income                                            182             80
  Other                                                      201            463
  Gain on debt extinguishment                                300            254
                                                        --------       --------

Income before income taxes                                 3,385          1,279

Income taxes                                               1,240            606
                                                        --------       --------


Net income                                              $  2,145       $    673
                                                        ========       ========

Income per share data:
Basic:

      Net income per share                              $   0.16       $   0.05
                                                        ========       ========

      Weighted average shares outstanding                 13,273         13,073

Diluted:

      Net income per share                              $   0.16       $   0.05
                                                        ========       ========

      Weighted average shares outstanding                 13,624         13,356

                            Kendle International Inc.
                       Selected Balance Sheet Information
                                 (In thousands)
                                   (Unaudited)

                                                   March 31, 2005   December 31, 2004
                                                   --------------   -----------------
Cash, cash equivalents and
  marketable securities (including
  restricted cash)                                    $ 32,084          $ 28,907

Net Receivables                                         28,866            31,100


Total assets                                           159,647           162,680

Bank borrowings                                          9,449             7,203

Shareholders' equity                                   104,102           102,775